Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

           We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 13, 2001 relating to the financial statements, which appears in Kmart Corporation's Annual Report on Form 10-K for the year ended January 31, 2001. We also consent to the reference to us under the heading "Independent Accountants" in such registration statement.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
August 14, 2001